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Exhibit 10.1

                              ROBBINS & MYERS, INC.

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                     --------------------------------------



              In consideration of their continued employment, ROBBINS & MYERS, INC. (the "Company") agrees to provide each Executive a supplemental retirement benefit under the terms described below.

              The Company expressly intends that this program constitute an unfunded, nonqualified program of deferred compensation for specified key management employees as described in the Employee Retirement Income Security Act of 1974, as amended.

              SECTION 1. DEFINITIONS.

Unless defined below, each term used in this plan will have the meaning given to it in the Robbins & Myers, Inc. Pension Plan in effect on the date of reference.

                  (a) BENEFICIARY means the person, persons or entity which the Executive designates to receive death benefits under this Agreement in the form and manner approved by the Committee. A designation of a Beneficiary may be revoked or amended at any time in a similar manner. If there is no effective designation, an Executive's Beneficiary will be the person entitled to receive his death benefits under the Qualified Plan or, if there is no such person, his estate.

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                  (b) BOARD OF DIRECTORS means the Company's board of directors.

                  (c) COMMITTEE means the compensation committee of the Board of Directors.

                  (d) EXECUTIVE means each "Eligible Employee" (as defined in the Qualified Plan) who is a key management employee of the Company or an affiliate and who has been designated by the President and Chief Executive Officer of the Company as a participant in the Plan.

                  (e) PLAN means the Robbins & Myers, Inc. Executive Supplemental Retirement Plan.

                  (f) QUALIFIED PLAN means the Robbins & Myers, Inc. Pension Plan, sometimes referred to below as the "Pension Plan," a tax-qualified employee defined benefit pension plan sponsored by the Company, of which the Executive is or has been a member.

                  (g) SUPPLEMENTAL PENSION means the payments under this Agreement.

                  SECTION 2.  SUPPLEMENTAL PENSION.

                  (a) NORMAL RETIREMENT. If the Executive severs from Service on or after his Normal Retirement Date, the Company will pay to him a monthly benefit for his life only equal to the benefit calculated under the Qualified Plan in which the Executive is actively accruing benefits on the date he severs from Service with the Company (or would be accruing benefits but for

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         section 415 of the Internal Revenue Code of 1986, as
         amended ("Code")) as provided in Section 4.1(a) of the Pension Plan (as modified in Exhibit A) without regard to:

                           (i) the limitation imposed on compensation under the
                  Qualified Plan by sections 401(a)(17) or 416(d) of the Internal Revenue Code of 1986, as amended (the "Code"); or

                           (ii) the limitation imposed on benefits under the
                  Qualified Plan by section 415 of the Code reduced by the sum of benefits payable under the Qualified Plan. Once earned, a benefit may not be changed without prior consent of the Executive and the Board of Directors.

                  (b) EARLY RETIREMENT. If the Executive severs from Service on or after his Early Retirement Date, the Company will pay him a monthly benefit for his life only calculated under Section 2(a) and reduced as provided in the Qualified Plan if benefits begin before the Executive's Normal Retirement Date; provided, however, that if the Compensation Committee of the Board of Directors of the Company so determines in its sole and absolute discretion, with respect to an Executive who severs from Service on or after his 62nd birthday with at least 8 years of Vesting Service, the

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         benefit payable under this Plan shall be calculated in the manner described in paragraph (a) above.

                  (c) DISABILITY. If the Executive becomes Disabled before severing from Service, he will receive a monthly calculated under
         Section 2(a) as if he had continued to receive compensation at the rate paid on his date of disability and continued to earn Credited Service from his date of disability until the date benefits begin or the earlier of the date the Committee consents to the payment of benefits or his Normal Retirement Date.

                  (d) DEATH. If the Executive dies before severing from Service, his Beneficiary will receive in a single lump sum payment the actuarial equivalent of the benefit which would have been payable to the Executive if he had reached his Normal Retirement Date on the day before his death, reduced by the value of any death benefit payable under the Qualified Plan.

                  (e) TERMINATION FOR OTHER REASONS. If the Executive severs from Service for any other reason before his Early Retirement Date and before he has earned a nonforfeitable right to 100% of his benefits under the Qualified Plan, he will irrevocably forfeit all benefits under this program. If the Executive severs from Service for any reason other than those described in paragraphs (a) through (d), after he has earned a nonforfeitable right to 100% of his benefits

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         under the Qualified Plan, he will receive the benefit described in paragraph (a), commencing on his Normal Retirement Date.

         The benefit payable under this supplemental retirement plan will be calculated as a lump sum (using the applicable assumptions from the Pension
Plan) as if that benefit and the retirement benefit payable under the Qualified Plan begin at the same time. If the Executive elects another form of payment under the Pension Plan, the benefit under this Plan shall be converted to that form using the appropriate assumptions set forth in the Pension Plan. Benefits from the Qualified Plan will be calculated under the terms of the Qualified Plan in effect as of the date of calculation, ignoring any division of benefits under the Qualified Plan pursuant to a Qualified Domestic Relations Order (as defined in the Qualified Plan).

         SECTION 3. RISK OF FORFEITURE. If the Executive, without the express prior written consent of the Company, directly or indirectly, individually or as an agent, officer, director, employee, consultant, shareholder, or partner engages in any business or enterprise which is in competition with the Company during the time of the Executive's employment with the Company or any of its affiliates or at any time thereafter, all benefits accrued under this supplemental retirement plan will be forfeited permanently and payment of benefits, if begun, will stop.

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         As used in this Section, (i) the words "Competition with the Company"
include competition with any subsidiary or affiliate of the Company, or their successors or assigns, or the business of any of them, and (ii) a business or enterprise will be in Competition with the Company if it is engaged, in any state in the United States in which the Company's products are then marketed or in any foreign country in which the Company's products are then marketed, in manufacturing, designing, engineering, assembling or distributing pumps, oil field power sections, industrial mixers and agitators, glass-lined reactor and storage vessels, and valves. However, this section will not prevent the Executive from (i) being employed by or serving as an officer of or consultant to any subsidiary or division of a business or enterprise in Competition with the Company if that subsidiary or division is not itself in Competition with the Company; or (ii) purchasing or holding for investment less than 2% of the shares of any corporation regularly traded either on a national securities exchange or in the over-the-counter market.

         The Executive also will forfeit any benefits accrued under this supplemental retirement plan and payment of benefits, if begun, will stop if the Executive, without the express prior written consent of the Company, discloses, misappropriates, or makes available to anyone outside the Company at any time, either during the Executive's

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employment with the Company or any of its affiliates or subsequent to termination of employment, any trade secrets or confidential information belonging to the Company or any of its affiliates. As used in this Section, "confidential information" includes, but is not limited to, business systems, methods, policies, procedures, manuals, promotional materials, price lists, pricing policies, order forms, contracts, agreements, invoices, receipts, messages, memoranda, circulars, bulletins, sales records for any assigned territory, sale and delivery schedules, customer lists, customer files, customer credit terms and information, any records regarding the solicitation of orders, past, present or prospective orders or customers for the products and product knowledge belonging to the Company or any of its affiliates (that is, the manner in which products are made, purchased, prepared and used) to the extent that any of these items are used by the Company or any of its affiliates in this business and which become known to the Executive by reason of his or her employment or otherwise.

         SECTION 4. ADMINISTRATION. The Committee is responsible for the general interpretation and administration of this Agreement and the carrying out of its provisions, and has all rights and powers required in that connection.

         SECTION 5. TITLE TO FUNDS. The Executive's rights




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under this Agreement are not funded or secured by any fund, trust or other property. Benefits will be paid by the Company to the Executive or to his Beneficiary when due, out of its general assets, which are subject to the rights of the general creditors of the Company.

         SECTION 6. GENERAL PROVISIONS.

                  (a) NON-ALIENATION OF BENEFITS. No benefit payable under this Agreement and no right or privilege under this Agreement may be anticipated, alienated, sold, transferred, signed, pledged, garnished, encumbered or charged by the Executive, and any attempt to do so will be void.

                  (b) AMENDMENT; TERMINATION. No modification or amendment of any provision of this Agreement will be effective unless made in writing and signed by both parties. When an Executive severs from Service, he will cease to earn additional benefits under this program, except as provided in paragraph 2(c). If the Executive is reemployed after severing from Service (whether or not he incurs a Break-in-Service as defined in the Qualified Plan), he may earn benefits attributable to his subsequent period of employment only if the Committee again extends this program to him.

                  (c) NON-DUPLICATION. No Executive may receive a benefit under this Plan if he receives a benefit under




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         the Robbins & Myers, Inc. Executive Supplemental Pension Program.

                  (d) SUCCESSOR; BINDING AGREEMENT. This Agreement and the obligations hereunder are binding on the Company and its successors and assigns. In the case of a merger, consolidation, sale of all or substantially all of its assets, liquidation or other reorganization of the Company under circumstances in which a successor person, firm or company (a) continues all or a substantial part of the Company's business and (b) employs a substantial number of the Company's employees, the successor will be substituted for the Company under this Agreement. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (e) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in Dayton, Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the




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         award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

                  (f) APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio and the United States of America.

                  (g) PROGRAM NOT A CONTRACT OF EMPLOYMENT. Neither the adopting of this supplemental pension program nor the payment of any benefit gives any legal or equitable right to any person against the Company, any affiliate of the Company or their officers or employees except as provided in this document. Participation in the program does not give any Executive any right to continued employment.

         IN WITNESS WHEREOF, Robbins & Myers, Inc. has executed this document this 15 day of JULY 1996.

                                                ROBBINS & MYERS, INC.



                                                By: /s/ Daniel W. Duval
                                                   ------------------------

                                                Title: President and CEO
                                                      ---------------------




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                             AGREEMENT OF EXECUTIVE

         The undersigned hereby agrees to be designated as an Executive participating in the foregoing Robbins & Myers, Inc. Executive Supplemental Retirement Plan and to be bound by the terms and provision of said Program.


_________________________________
                               Executive

                               Date:
___________________________
















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